Exhibit 99.2

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Marlon Nurse, V.P. – Investor Relations

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions Discusses Personnel Changes and Outlook for Q2 and Q3

LOUISVILLE, KY, April 11, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today discussed a transition in the Company’s growth focused leadership team and anticipated results for the most recent and upcoming quarter.

With the recent announcements of the departure of Jerry Bowman, former President and COO, and the additions of Paris Arey, EVP of Sales and Marketing and Michael Martin, EVP of Global Services, Beacon has assigned Jerry’s prior responsibilities to two highly qualified executives. Paris is now accountable for global sales, marketing and business development, while Mike will lead global operations, which includes the delivery of major ITS projects, outsourcing, and managed services. Together, these changes bring increased capabilities and focus on sustainable growth for our shareholders and quantifiable business impact for our customers.

Paris Arey is an international ITS sales executive with over 30 years of experience in leading high performance teams with global sales and operational expertise that will extend Beacon’s sales growth and reach. Mike Martin is also an experienced ITS industry veteran as well as decorated former officer of the U.S. Coast Guard, with a strong background in professional services operations and business development that will bring additional depth to Beacon’s executive team.

“While these leadership changes are very positive and will enable Beacon to better capitalize on available market opportunities going forward, our fiscal Q2 business experienced project delays that will negatively impact our results for the quarter ending March 31, 2012,” stated Bruce Widener, Chairman and CEO of Beacon. “Although financial statements for the quarter are not yet complete, we expect to see an isolated revenue shortfall for the quarter of approximately 35% versus the same period last year. We plan to report full quarterly results on or before May 14, 2012. With solid management controls in place, we have taken the necessary actions to successfully manage through the temporary decline in revenue, while effectively servicing all of our debt obligations and continue to focus resources on business development and delivering quality service to our customers.”

“Our current quarter outlook for fiscal Q3 (ending June 30, 2012) has customer orders already returning to approximately fiscal Q1 revenue levels,” continued Mr. Widener. “In addition, we expect the implementation of projects delayed in fiscal Q2 and new projects resulting from the continued refinement of our value proposition and increased sales activity to allow us to resume and maintain our historical double-digit growth rate for this year and beyond.”

“In the current quarter, we’re already seeing an increase in client activity as they focus on acquisition-based integration efforts and the resulting ITS infrastructure requirements. We’re also seeing an increase in large project proposals for existing and new Fortune 1000 clients. As we look forward, we are optimistic about the added strength of our growth focused leadership team and are encouraged by the demand we’re seeing in the market and the business drivers that continue to increase the value and relevance of Beacon’s solutions,” concluded Mr. Widener.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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